Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (“Agreement”) is made as of the 23rd day of April, 2018 by and among Turtle Beach Corporation, a Nevada corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”); and

B. In January 2011, VTB Holdings, Inc., a Delaware corporation (“VTBH”), which is a Subsidiary of the Company, issued to Dr. John Bonanno (the “Seller”) 1,000,000 shares (the “Preferred Shares”) of its Series B Preferred Stock (the “Series B Preferred Stock”) in an offering exempt from registration pursuant to Regulation D under the Act (the “Prior Offering”); and

C. In February 2015, the Seller filed a complaint in Delaware Chancery Court, John Bonanno v. VTB Holdings, Inc., C.A. 10681-VCN, alleging breach of contract against VTBH which was subsequently dismissed by the Delaware Chancery Court without prejudice for improper venue (the “Delaware Action”); and

D In January 2017, the Seller filed a complaint in the Supreme Court of New York County of Westchester, John Bonanno v. VTB Holdings, Inc., Index No. 50518/2017, alleging breach of contract against VTBH and seeking a declaratory judgment that he is entitled to damages and specific performance related to the Seller’s purported right to redemption (the “New York Action” and, together with the Delaware Action, the “Actions”); and

E The Seller, VTBH and the Company have agreed to settle the Actions with prejudice (the “Settlement”) on the terms and subject to the conditions set forth in the draft Settlement Agreement previously provided to the Investors (the “Draft Settlement Agreement”); and

F To assist the Seller, VTBH and the Company to effect the Settlement, contemporaneously herewith, the Investors are entering into a Sale Agreement (the “Sale Agreement”) with the Seller pursuant to which, among other things, the Investors are agreeing, severally and not jointly, to purchase the Preferred Shares from the Seller upon the terms and subject to the conditions set forth therein and, at the closing of the transactions contemplated by the Sale Agreement the Seller has agreed to deliver the Preferred Shares, together with one or more executed blank stock powers, to the extent required to effect the transfer of the Shares (the “Seller Deliveries”); and

G. The Seller and VTBH are parties to a certain Right of First Refusal Agreement, dated as of January 7, 2011 (the “ROFR Agreement”), which among other things prohibits certain transfers of the Series B Preferred Stock and grants VTBH a right of first refusal in case the Seller proposes to sell any or all Series B Preferred Stock pursuant to a bona fide written offer from an unaffiliated third party; and

H. Pursuant to the Settlement Agreement, VTBH will irrevocably waive its rights under the ROFR Agreement to permit the sale contemplated by the Sale Agreement (the “Waiver”).

I. The Investors and the Company desire that each Investor exchanges all of the Preferred Shares acquired from Seller pursuant to the Sale Agreement and set forth on each such Investor’s signature page hereto for newly issued shares of the Company’s Common Stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”), in the respective amounts set forth on such Investor’s signature page hereto (the “Shares”) and, with respect to the SSF Investors, prefunded warrants to purchase shares of Common Stock in the form attached hereto as Exhibit A (the “Warrants”) exercisable for no additional consideration for the number of shares of Common Stock set forth on each SSF Investor’s signature page hereto (the “Warrant Shares”) on the terms and subject to the conditions set forth in this Agreement (the “Exchange”); and

J. Contemporaneous herewith, the parties are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agent” means Lake Street Capital Markets LLC.

“Agent Related Persons” means any of the Agent’s directors, executive officers, general partners, managing members or other officers participating in the offering of the Securities.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into, exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Insider” means each director or executive officer of the Company, any other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which is material to the business of the Company and its Subsidiaries, taken as a whole, including those that have been filed or were required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Global Market.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Investors” means (i) prior to Closing the Investors who, together with their Affiliates, have agreed to exchange a majority of the Preferred Shares to be exchanged hereunder and (ii) from and after the Closing the Investors beneficially owning (calculated in accordance with Rule 13d-3 under the Exchange Act without giving effect to any limitation on exercise of the Warrants set forth therein) a majority of the Shares and the Warrant Shares.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Settlement Agreement” has the meaning set forth in Section 6.1(e).

“SSF Investor” means any Investor which is an Affiliate of AWM Investment Co.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2. Exchange. Subject to the terms and conditions of this Agreement, the Exchange shall become effective on the Closing Date. Without limiting the generality of the foregoing, on the Closing Date and effective upon the Closing, the Preferred Shares shall be deemed to be cancelled and shall be of no further force and effect and shall thereafter represent only the right to receive the Shares and the Warrants. The Company acknowledges and agrees that the Seller Deliveries shall constitute good delivery of the Preferred Shares to the Company and that, notwithstanding the provisions of Section 9.10, no Investor shall be required to execute any additional instrument or take any additional action to effect delivery of the Preferred Shares to the Company.

3. Closing. Unless other arrangements have been made with a particular Investor, upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler LLP, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and Warrants, with instructions that such certificates are to be held for release to the Investors upon the closing of the Exchange. The closing of the Exchange (the “Closing”) shall take place at the office of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10200 at 10:00 a.m., New York City time, no later than the second business day following the satisfaction or waiver of the conditions to the Closing set forth herein (or at such other time and location as the parties may agree) (the date of the Closing, “Closing Date”).

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties as described in the SEC Filings (as defined Section 4.6). Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify or to be in good standing has not had and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Exhibit 21 to the Company’s Annual Report on From 10-K for the year ended December 31, 2017 (the “10-K”).

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents and the Settlement Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, (iii) the Exchange and (iv) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents and the Settlement Agreement constitute, or upon the execution and delivery thereof by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company’s preliminary proxy statement on Schedule 14A filed with the SEC on April 20, 2018 (the “Preliminary Proxy,” and collectively with the 10-K, the “Annual Report”) sets forth as of April 18, 2018 (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary, including the Preferred Shares, have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and, except for the Preferred Shares, are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim other than as described in the SEC Filings. The stock transfer register of VTBH shows that the Seller is the registered holder of the Preferred Shares and to the Company’s knowledge, (i) the Seller is the lawful record and beneficial owner of the Preferred Shares with good and marketable title thereto, and, after giving effect to the Waiver, the Seller has the absolute right to sell, assign, convey, transfer and deliver the Preferred Shares, free and clear of all Claims (as such term is defined in the Sale Agreement), and (ii) other than the ROFR Agreement, there are no agreements, understanding or arrangements (whether with the Company, VTBH or any other Person) (A) granting any option, warrant or right of first refusal with respect to the Preferred Shares to any person or entity, (B) restricting the right of the Seller to sell the Preferred Shares to the Investors pursuant to the Sale Agreement, (C) restricting any other of the Seller’s rights with respect to the Preferred Shares, or (D) limiting or restricting the rights of the holder of any of the Preferred Shares. At Closing, the Waiver will be effective to waive any rights of VTBH under the ROFR Agreement. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the 10-K and grants made pursuant to stock incentive plans approved by the Company’s stockholders or employment agreements entered into in the ordinary course of business consistent with past practice and outstanding on the date hereof, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the Annual Report and except for the Sale Agreement, the Settlement Agreement, the ROFR Agreement and the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company or any of its Subsidiaries and any of the securityholders of the Company or any of its Subsidiaries relating to the securities of the Company or any Subsidiary held by them. Except as described in the Annual Report and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued pursuant to this Agreement upon consummation of the Exchange, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents, the Settlement Agreement, the Exchange and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, filings required to effect the dismissal of the Actions and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and the Warrants, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the 10-K and all other reports filed by the Company pursuant to the Exchange Act from and after December 31, 2017 and prior to the date hereof, including without limitation, the Preliminary Proxy (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole. Since the filing of each of the SEC Filings, no event has occurred that would require an amendment or supplement to any such SEC Filing and as to which such an amendment or supplement has not been filed prior to the date hereof.

4.7 [RESERVED]

4.8 No Material Adverse Change. Since December 31, 2017, except as identified and described in the SEC Filings and except for obligations created under the Transaction Documents or the Settlement Agreement, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Annual Report, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) except for the Transaction Agreements, the Settlement Agreement and the transactions contemplated thereby (including the Exchange and the Settlement) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any executive officer, other key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings; S-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale or other disposition by the Investors as contemplated by the Registration Rights Agreement.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents and the Settlement Agreement by the Company, the Exchange, the Settlement and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Articles of Incorporation or the Company’s Amended & Restated Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system or otherwise), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, except for such conflicts, breaches or violations as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except for such as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 Labor Matters.

(a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c) The Company is, and at all times since January 15, 2014 has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except for such instances of non-compliance as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.

(e) Each of the Company’s employees in the United States is a Person who is either a United States citizen or otherwise entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15 Intellectual Property.

(a)All Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement, except for such violations, breaches and defaults as have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(c)The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d)To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)The consummation of the transactions contemplated hereby, by the other Transaction Documents and by the Settlement Agreement will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and such Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, to the Company’s Knowledge, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. Except for the Actions and except as described in Item 3 of the 10-K, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated which, if determined adversely to the Company or a Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2013 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Act or the Exchange Act.

4.18 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof and except for obligations created under the Transaction Documents and the Settlement Agreement, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20 Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, (i) the Company is in compliance with applicable Nasdaq continued listing requirements, (ii) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq, and (iii) the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

4.22 No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Act.

4.24 Rule 506 Compliance. To the Company’s knowledge, neither the Company nor any Insider, the Agent or any Agent Related Person is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3) of the Act.

The Company is not disqualified from relying on Rule 506 of Regulation D under the Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investors pursuant to this Agreement. The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists. The Company has furnished to each Investor, a reasonable time prior to the date hereof, a description in writing of any matters relating to the Company, the Insiders, the Agent and the Agent Related Persons that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e). The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to Investor under Rule 506(e). Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e).

4.25 Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Article V, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Act.

4.26 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.27 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.28 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.29 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company has established internal control over financial reporting (as defined in 1934 Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

4.30 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby (the “Offering Terms”) and the second quarter and full year guidance disclosed by the Company to the Investors on a teleconference with the Investors and the Agent on or about April 18, 2018 (the “Other Information”). The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.31 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.32. No Fiduciary. The Company acknowledges that none of the Investors is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents, the Sale Agreement and the transactions contemplated hereby and thereby, and any advice or other guidance provided by any Investor or any of its representatives and agents with respect to this Agreement, the other Transaction Documents, the Sale Agreement and the transactions contemplated hereby and thereby is merely incidental to such Investor’s entry into such transactions. The Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and agents.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equity principles.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities are sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, (i) an “accredited investor” as defined in Rule 501(a) under the Act and (ii) an “institutional investor” as defined in Financial Industry Regulatory Authority Rule 5110(d)(4)(B). Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. After giving effect to the purchase of the Securities hereunder, such Investor, together with its Affiliates, will not beneficially own more than 19.9% of the Company’s outstanding Common Stock or voting power. Such Investor maintains his or her principal residence (in the case of an individual) or its principal executive office (in the case of an entity) at the location specified on its signature page hereto.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the Effective Date or (iii) the Effectiveness Deadline, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

5.12 The Agent. Such Investor understands that the Agent has acted solely as the agent of the Company in the placement of the Securities, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that it has not relied on any information or advice furnished by or on behalf of the Agent.

5.13 Disclaimer of Other Representations and Warranties. Other than the representations and warranties set forth in this Article 5, no Investor makes any other representations or warranties with respect to the transactions contemplated hereby.

5.14 No Other Representations and Warranties; Disclaimer. Each Investor acknowledges and agrees that, except for the representations and warranties made by the Company in Article 4 hereof (including and as modified by the Disclosure Schedules) and except with respect to the Other Information, none of the Company, VTBH or any other Person makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial and otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to effect the Exchange at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents (other than the consummation of the transactions contemplated by the Settlement Agreement to occur after the Closing), all of which shall be in full force and effect.

(c)The Company shall have executed and delivered the Registration Rights Agreement.

(d)The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares on Nasdaq, a copy of which shall have been provided to the Investors, and Nasdaq shall not have raised any unresolved objection thereto.

(e)The Seller, VTBH and the Company shall have entered into a settlement agreement on substantially the same terms as set forth in the Draft Settlement Agreement including the Waiver (the “Settlement Agreement”), a true and complete copy of which shall have been delivered to the Investors.

(f)The Seller, VTBH and the Company shall have satisfied all conditions to the Settlement set forth in the Settlement Agreement and performed all obligations thereunder required to be performed prior to Closing (other than, in each case, any conditions to be satisfied concurrently with the transactions contemplated by the other Transaction Documents, but subject to the satisfaction of such conditions at the Closing), and the Investors shall have received written evidence reasonably satisfactory to them of such performance and satisfaction.

(g)VTBH shall have delivered the executed Transfer Confirmation to the Investors.

(h)Simultaneously with the Closing, the Seller and the Investors shall have consummated the transactions contemplated by the Sale Agreement.

(i) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby, in the other Transaction Documents or in the Settlement Agreement.

(j)The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (i) and (m) of this Section 6.1.

(k)The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company, or a duly appointed committee thereof, approving the transactions contemplated by this Agreement and the other Transaction Documents, the Exchange and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(l)The Investors shall have received opinions from the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(m)No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)The Investors shall have executed and delivered the Registration Rights Agreement.

(c)The Company shall have received the Seller Deliveries.

(d)Simultaneously herewith, the Seller and the Investors shall have consummated the transactions contemplated by the Sale Agreement.

(e)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby, in the other Transaction Documents or in the Settlement Agreement.

(f)No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.3 Reasonable Best Efforts. Each party shall use its commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it pursuant to this Article 6.

6.4 Further Assurances. The Company shall, and shall cause VTBH to, use its commercially reasonable efforts to perform its obligations under the Settlement Agreement and to consummate the Settlement on the terms set forth in the Settlement Agreement as promptly as practicable following the Closing. Without limiting the generality of the foregoing, the Company shall, and shall cause VTBH to, cooperate with the Seller to file such stipulations and other documents as may be required to dismiss the New York Action with prejudice and shall provide the Investors with as filed copies thereof promptly following the filing thereof. The provisions of this Section 6.4 shall survive the Closing.

6.5 Termination of Obligations to Effect Closing; Effects.

(a)The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii)By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to 5:00 P.M., Eastern Daylight Time, on April 30, 2018;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

7.2 [RESERVED]

7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on Nasdaq no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8 Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares upon the request of an Investor and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends may be effected under the Act. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within two (2) Business Days of submission by that Investor of a legended certificate to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. Such payment shall constitute the Investor’s exclusive monetary remedy for a Buy-in, but shall not limit the Investor’s right to pursue any equitable remedies available to it hereunder, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver unlegended shares of Common Stock as required pursuant to the terms hereof.

7.9 Subsequent Equity Sales; Registration Statements.

(a) From the date hereof until sixty (60) days after the Closing Date, without the consent of the Required Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, the provisions of this Section 7.9(a) shall not apply to (i) the issuance of the Securities, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion or exercise of any securities of the Company or a Subsidiary outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock Equivalents receivable upon the exercise, conversion or exchange thereof or (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof.

(b) From the date hereof until the earlier of (i) one year from the Closing Date or (ii) such time as no Investor holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) subject to the next succeeding sentence, with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an “at the market” sales program or an equity line of credit, whereby the Company may sell securities at a future determined price. For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.”

(c) The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(d) The Company shall not, from the date hereof until sixty (60) days after the Effective Date, prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act of any of its equity securities, other than (i) a Registration Statement pursuant to the Registration Rights Agreement or (ii) any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the Company’s employee benefit plans registered on Form S-8 or, in connection with an acquisition, on Form S-4.

7.13 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.14 Reasonable Efforts. The Company shall use commercially reasonable efforts to consummate the Settlement on the terms set forth in the Draft Settlement Agreement.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, partners, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” and “Warrants” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered by facsimile or other form of electronic transmission, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Turtle Beach Corporation

11011 Via Frontera, Suite A

San Diego, California 92127

Attention: General Counsel

Fax: (858) 257-2767 and (914) 345-2266

With a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Attention: Henry N. Nassau & Joshua D.N. Hess

Fax: (215) 994-2222 and (415) 262-4555

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Lowenstein Sandler LLP $40,000, regardless of whether the transactions contemplated hereby are consummated; it being understood that Lowenstein Sandler LLP has only rendered legal advice to the Special Situations Funds participating in this transaction and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid at the Closing or, if the Closing does not occur, within five (5) Business Days of the termination of this Agreement. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this

Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Within four (4) Business Days following the execution and delivery of this Agreement, the Company shall (i) issue a press release disclosing the Offering Terms and the execution of this Agreement and describing the transactions contemplated hereby and by the other Transaction Documents (the “Offering Press Release”) and (ii) file a Current Report on Form 8-K attaching the Offering Press Release as well as copies of the Transaction Documents. No later than 4:30 p.m. (New York City time) on May 11, 2018, the Company shall (i) issue a press release disclosing the Other Information (the “May Press Release”) and (ii) furnish to the SEC a Current Report on Form 8-K attaching the May Press Release. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. From and after the issuance of the May Press Release, no Investor will be deemed to be in possession of any material nonpublic information regarding the Company. The Company acknowledges that the Investors are relying on the prior sentence in effecting transactions in the Company’s securities and that such reliance is reasonable.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Construction. The parties agree that they and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

9.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.13 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	TURTLE BEACH CORPORATION

	By:	/s/ Juergen Stark
	Name:	Juergen Stark
	Title:	Chief Executive Officer

The Investors:	SPECIAL SITUATIONS FUND III QP, L.P.

	By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	General Partner

Number of Preferred Shares: 327,286.08
Number of Shares: 395,081
Number of Warrants: 212,736

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SPECIAL SITUATIONS CAYMAN FUND, L.P.

	By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	General Partner
Number of Preferred Shares: 122,350.85
Number of Shares: 147,695
Number of Warrants: 79,528

Address for Notice:		527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

	By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	General Partner
Number of Preferred Shares: 135,385.69
Number of Shares: 163,431
Number of Warrants: 88,000

527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

	By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	General Partner
Number of Preferred Shares: 38,278.15
Number of Shares: 46,207
Number of Warrants: 24,881

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

	By:	/s/ Adam Stettner
	Name:	Adam Stettner
	Title:	General Partner

Number of Preferred Shares: 222,853.08
Number of Shares: 269,015
Number of Warrants: 144,855

Address for Notice:
527 Madison Avenue
Suite 2600
New York, NY 10022

with a copy to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

180 DEGREE CAPITAL CORP.

	By:	/s/ Daniel B. Wolfe
	Name:	Daniel B. Wolfe
	Title:	President

Number of Preferred Shares: 153,846.15
Number of Shares: 285,714

Address for Notice:

7 North Willow Street
Suite 4b
Montclair, NJ 07042